Exhibit 99.1

Torrid Reports Fourth Quarter and Fiscal 2024 Results and Initiates Fiscal 2025 Guidance

•Delivered Fourth Quarter Net Sales above guidance
•Fourth Quarter Net Loss of $3.0 million compared to prior year’s Net Loss of $4.1 million
•Exceeded Fourth Quarter Adjusted EBITDA(1) guidance
•Financial condition strong with year-end cash of $48.5 million and liquidity of $158.0 million
•Initiates Fiscal 2025 Guidance

CITY OF INDUSTRY, Calif. – March 20, 2025 – Torrid Holdings Inc. (“Torrid” or the “Company”) (NYSE: CURV), a direct-to-consumer apparel, intimates, and accessories brand in North America for women sizes 10 to 30, today announced its financial results for the quarter ended February 1, 2025.

Lisa Harper, Chief Executive Officer, stated, “We successfully closed fiscal 2024 with positive results, fueled by product innovation in our core assortment and strong customer response to the launch of our high-growth, higher margin sub-brands. Thoughtful growth of our well received sub-brands set the stage for elevated, new and younger customer engagement, incremental lifestyle purchases, as well as creating a halo effect across the business. Combining our successful sub-brand assortment initiatives with our commitment to modernizing and evolving our core Torrid offerings gives me great confidence in the long-term health and growth prospects of our business.”

Harper continued, “As we enter 2025, our strategic priorities are clear: enhancing our product assortment, driving customer growth, and executing our store optimization plan. Our ongoing store optimization strategy includes balancing our fleet, enhancing store economics, refreshing store environments, and aligning our sales channels more closely with customer demand—allowing us to further accelerate customer growth.”

“Our fiscal first quarter was off to a choppy start; however, trends have been steadily improving as the quarter has progressed. Our disciplined inventory management, targeted marketing investments, and our diversified supply chain, coupled with our strong financial condition provides us the confidence and flexibility to navigate the current dynamic macro environment, while strategically investing in areas of our business which we believe will fuel long-term profitable growth,” concluded Harper.

Financial Highlights for the Fourth Quarter of Fiscal 2024

•Net sales decreased 6.1% to $275.6 million compared to $293.5 million for the fourth quarter of last year. Comparable sales(2) decreased 0.8% in the fourth quarter. As a reminder, last year included an additional $21.7 million in sales for the 53rd week.
•Gross profit margin was 33.6% compared to 34.5% in the fourth quarter of last year. The 90-bps decline was primarily driven by lower sales.
•Net loss of $3.0 million, or ($0.03) per share, compared to a net loss of $4.1 million, or ($0.04) per share, in the fourth quarter of last year.

•Adjusted EBITDA(1) was $16.7 million, or 6.1% of net sales, compared to $16.4 million, or 5.6% of net sales, in the fourth quarter of last year. Last year included $2.3 million for the 53rd week.
•In the fourth quarter, we opened 1 Torrid store and closed 22 Torrid stores. The total store count at quarter end was 634 stores.

Financial Highlights for the Full Year of Fiscal 2024

•Net sales decreased 4.2% to $1,103.7 million compared to $1,151.9 million last year. Comparable sales(2) decreased 4.5% compared to last year.
•Gross profit margin was 37.5% compared to 35.2% last year.
•Net income of $16.3 million, or $0.16 per share, compared to net income of $11.6 million, or $0.11 per share last year.
•Adjusted EBITDA(1) was $109.1 million, or 9.9% of net sales, compared to $106.2 million, or 9.2% of net sales, last year.
•Opened 14 Torrid stores and closed 35 Torrid stores. The total store count at year end was 634 stores.

Full Year Fiscal 2024 Financial and Operating Metrics

	Fiscal Year Ended
	(in thousands, except number of stores and percentages)
	February 1, 2025	February 3, 2024	Year over Year Change
Net sales	$1,103,737	$1,151,945	(4)%
Comparable sales(A)	(5)%	(12)%
Number of stores (as of end of period)	634	655
Net income	$16,318	$11,619	40%
Adjusted EBITDA(B)	$109,120	$106,219	3%
(A) The computation of fiscal 2024 comparable sales compares sales in fiscal 2024 to sales in the 52-week period ended February 3, 2024. The computation of fiscal 2023 comparable sales compares sales in fiscal 2023 to sales in the 53-week period ended February 4, 2023.
(B) Please refer to "Non-GAAP Reconciliation" below for a reconciliation of Net (loss) income to Adjusted EBITDA.
Balance Sheet and Cash Flow

Cash and cash equivalents at the end of fiscal 2024 totaled $48.5 million. Total liquidity at the end of the year, including available borrowing capacity under our revolving credit agreement, was $158.0 million.

Cash flow from operations for the twelve-month period ended February 1, 2025 was $77.4 million, compared to $42.8 million for the twelve-month period ended February 3, 2024.

Outlook

For the first quarter of fiscal 2025 the Company expects:
•Net sales between $264 million and $274 million.
•Adjusted EBITDA(1) between $24 million and $28 million.

For the full year fiscal 2025 the Company expects:
•Net sales between $1.080 billion and $1.100 billion.
•Adjusted EBITDA(1) between $100 million and $110 million.
•Capital expenditures between $15 million and $20 million reflecting infrastructure and technology investments as well as between 4 and 8 new stores for the year.

The above outlook is based on several assumptions, including, but not limited to, the macroeconomic challenges in the industry in fiscal 2025 as well as higher labor costs. The above outlook does not take into consideration the volatility of tariff changes or its impact on inflation or consumer demand. See “Forward-Looking Statements” for additional information.

Conference Call Details

A conference call to discuss the Company’s fourth quarter and fiscal 2024 results is scheduled for March 20, 2025, at 4:30 p.m. ET. Those who wish to participate in the call may do so by dialing (877) 407-9208 or (201) 493-6784 for international callers. The conference call will also be webcast live at https://investors.torrid.com. For those unable to participate, a replay of the conference call will be available approximately three hours after the conclusion of the call until March 27, 2025.

Notes

(1)Adjusted EBITDA is a non-GAAP financial measure. See “Non-GAAP Financial Measures” and “Non-GAAP Reconciliation” for additional information on non-GAAP financial measures and the accompanying table for a reconciliation to the most comparable GAAP measure. The Company does not provide reconciliations of the forward-looking non-GAAP measures of Adjusted EBITDA to the most directly comparable forward-looking GAAP measure because the timing and amount of excluded items are unreasonably difficult to fully and accurately estimate. For the same reasons, the Company is unable to address the probable significance of the unavailable information, which could be material to future results.

(2)Comparable sales for any given period are defined as the sales of Torrid’s e-Commerce operations and stores that it has included in its comparable sales base during that period. The

Company includes a store in its comparable sales base after it has been open for 15 full fiscal months. If a store is closed during a fiscal year, it is only included in the computation of comparable sales for the full fiscal months in which it was open. Partial fiscal months are excluded from the computation of comparable sales. Fiscal 2024 comparable sales compares sales in fiscal 2024 to sales in the 52-week period ended February 3, 2024. Fiscal 2023 comparable sales compares sales in fiscal 2023 to sales in the 53-week period ended February 4, 2023. Comparable sales allow the Company to evaluate how its unified commerce business is performing exclusive of the effects of new store openings. The Company applies current year foreign currency exchange rates to both current year and prior year comparable sales to remove the impact of foreign currency fluctuation and achieve a consistent basis for comparison.

About Torrid

TORRID is a direct-to-consumer brand in North America dedicated to offering a diverse assortment of stylish apparel, intimates, and accessories skillfully designed for the curvy woman. Specializing in sizes 10 to 30, our primary focus is on providing fashionable, comfortable, and affordable options that meet the unique needs of our customers. Our extensive collection features high quality merchandise, including tops, bottoms, denim, dresses, intimates, activewear, footwear, and accessories. Our products are exclusive to us, and each product is meticulously crafted to cater to the needs of the curvy woman, empowering her to love the way she looks and feels. Our collections are artfully curated to suit all aspects of our customers’ lives, including casual weekends, work, dressy and special occasions. Understanding the importance of affordability, we aim to keep our prices reasonable without compromising on quality. This allows us to build a meaningful connection with our customers, distinguishing us from other brands that often overlook plus- and mid-size consumers. Our brand experience and product offerings establish us as a differentiated and reliable choice for plus- and mid-size customers, which we believe sets us apart in the market. We strive to be everything our customer needs in her closet, consistently delivering products that make her feel confident and stylish.

Non-GAAP Financial Measures

In addition to results determined in accordance with accounting principles generally accepted in the United States of America (“GAAP”), management utilizes certain non-GAAP performance measures, such as Adjusted EBITDA, for purposes of evaluating ongoing operations and for internal planning and forecasting purposes. We believe that these non-GAAP operating measures, when reviewed collectively with our GAAP financial information, provide useful supplemental information to investors in assessing our operating performance.

Adjusted EBITDA is a supplemental measure of our operating performance that is neither required by, nor presented in accordance with, GAAP and our calculations thereof may not be comparable to similarly titled measures reported by other companies. Adjusted EBITDA represents GAAP net income (loss) plus interest expense less interest income, net of other expense (income), plus provision for (benefit from) income taxes, depreciation and amortization (“EBITDA”), and share-based compensation, non-cash deductions and charges, and other expenses.

We believe Adjusted EBITDA facilitates operating performance comparisons from period to period by isolating the effects of certain items that vary from period to period without any correlation to ongoing operating performance. We also use Adjusted EBITDA as one of the primary methods for planning and forecasting the overall expected performance of our business and for evaluating on a quarterly and annual basis, actual results against such expectations.

Further, we recognize Adjusted EBITDA as a commonly used measure in determining business value and, as such, use it internally to report and analyze our results and as a benchmark to determine certain non-equity incentive payments made to executives.

Adjusted EBITDA has limitations as an analytical tool. This measure is not a measurement of our financial performance under GAAP and should not be considered in isolation or as an alternative to or substitute for net income (loss), income (loss) from operations, earnings (loss) per share or any other performance measures determined in accordance with GAAP or as an alternative to cash flows from operating activities as a measure of our liquidity. Our presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items.

Forward-Looking Statements

Certain statements made in this earnings release are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are subject to the safe harbor created thereby under the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical or current fact included in this earnings release are forward-looking statements. Forward-looking statements reflect our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “will,” “should,” “can have,” “likely” and other words and terms of similar meaning (including their negative counterparts or other various or comparable terminology).

For example, all statements we make relating to our expected first quarter of fiscal 2025, our full year fiscal 2025 performance and our plans and objectives for future operations, growth or initiatives are forward-looking statements. All forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those that we expected, including:
•changes in consumer spending and general economic conditions;
•the negative impact on interest expense as a result of high interest rates;
•inflationary pressures with respect to labor and raw materials and global supply chain constraints that could increase our expenses;
•the adverse impact of rulemaking changes implemented by the Consumer Financial Protection Bureau on our income streams, profitability and results of operations;

•our ability to identify and respond to new and changing product trends, customer preferences and other related factors;
•our dependence on a strong brand image;
•increased competition from other brands and retailers;
•our reliance on third parties to drive traffic to our website;
•the success of the shopping centers in which our stores are located;
•our ability to adapt to consumer shopping preferences and develop and maintain a relevant and reliable omni-channel experience for our customers;
•our dependence upon independent third parties for the manufacture of all of our merchandise;
•availability constraints and price volatility in the raw materials used to manufacture our products;
•interruptions of the flow of our merchandise from international manufacturers causing disruptions in our supply chain;
•our sourcing a significant amount of our products from China;
•shortages of inventory, delayed shipments to our e-Commerce customers and harm to our reputation due to difficulties or shut-down of our distribution facility;
•our reliance upon independent third-party transportation providers for substantially all of our product shipments;
•our growth strategy;
•our failure to attract and retain employees that reflect our brand image, embody our culture and possess the appropriate skill set;
•damage to our reputation arising from our use of social media, email and text messages;
•our reliance on third parties for the provision of certain services, including real estate management;
•our dependence upon key members of our executive management team;
•our reliance on information systems;
•system security risk issues that could disrupt our internal operations or information technology services;
•unauthorized disclosure of sensitive or confidential information, whether through a breach of our computer system, third-party computer systems we rely on, or otherwise;
•our failure to comply with federal and state laws and regulations and industry standards relating to privacy, data protection, advertising and consumer protection;
•payment-related risks that could increase our operating costs or subject us to potential liability;
•claims made against us resulting in litigation;
•changes in laws and regulations applicable to our business;
•regulatory actions or recalls arising from issues with product safety;
•our inability to protect our trademarks or other intellectual property rights;

•our substantial indebtedness and lease obligations;
•restrictions imposed by our indebtedness on our current and future operations;
•changes in tax laws or regulations or in our operations that may impact our effective tax rate;
•the possibility that we may recognize impairments of definite-lived assets;
•our failure to maintain adequate internal control over financial reporting; and
•the threat of war, terrorism or other catastrophes, including natural disasters, that could negatively impact our business.
The outcome of the events described in any of our forward-looking statements are also subject to risks, uncertainties and other factors described in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on April 2, 2024 and in our other filings with the SEC and public communications. You should evaluate all forward-looking statements made in this communication in the context of these risks and uncertainties.
We derive many of our forward-looking statements from our operating budgets and forecasts, which are based upon many detailed assumptions. While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the effect of known factors, and it is impossible for us to anticipate all factors that could affect our actual results. We caution you that the important factors referenced above may not include all of the factors that are important to you. In addition, we cannot assure you that we will realize the results or developments we expect or anticipate or, even if substantially realized, that they will result in the outcomes or affect us or our operations in the way we expect. The forward-looking statements included in this earnings release are made only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise except to the extent required by law. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments.
Investors and others should note that we may announce material information to our investors using our investor relations website (https://investors.torrid.com), SEC filings, press releases, public conference calls and webcasts. We use these channels, as well as social media, to communicate with our investors and the public about our company, our business and other issues. It is possible that the information that we post on social media could be deemed to be material information. We therefore encourage investors to visit these websites from time to time. The information contained on such websites and social media posts is not incorporated by reference into this filing. Further, our references to website URLs in this filing are intended to be inactive textual references only.

Investors
Lyn Walther
IR@torrid.com

Media
Joele Frank, Wilkinson Brimmer Katcher
Michael Freitag / Arielle Rothstein / Lyle Weston
Media@torrid.com

TORRID HOLDINGS INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
AND COMPREHENSIVE (LOSS) INCOME
(UNAUDITED)
(In thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	February 1, 2025	February 3, 2024	February 1, 2025	February 3, 2024
Net sales	$275,562	$293,539	$1,103,737	$1,151,945
Cost of goods sold	182,927	192,382	690,266	745,967
Gross profit	92,635	101,157	413,471	405,978
Selling, general and administrative expenses	73,829	80,631	302,032	293,331
Marketing expenses	15,356	16,511	54,231	55,499
Income from operations	3,450	4,015	57,208	57,148
Interest expense	8,330	10,372	35,633	39,203
Interest income, net of other expense (income)	348	(328)	(28)	(90)
(Loss) income before (benefit from) provision for income taxes	(5,228)	(6,029)	21,603	18,035
(Benefit from) provision for income taxes	(2,240)	(1,959)	5,285	6,416
Net (loss) income	$(2,988)	$(4,070)	$16,318	$11,619

Net (loss) earnings per share:
Basic	$(0.03)	$(0.04)	$0.16	$0.11
Diluted	$(0.03)	$(0.04)	$0.15	$0.11
Weighted average number of shares:
Basic	104,137	104,137	104,564	103,990
Diluted	104,137	104,137	105,684	104,400

Other comprehensive (loss) income:
Foreign currency translation adjustment	(311)	162	(585)	(52)
Total other comprehensive (loss) income	(311)	162	(585)	(52)
Comprehensive (loss) income	$(3,299)	$(3,908)	$15,733	$11,567

TORRID HOLDINGS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
(In thousands, except share and per share data)

	February 1, 2025	February 3, 2024
Assets
Current assets:
Cash and cash equivalents	$48,523	$11,735
Restricted cash	399	399
Inventory	148,493	142,199
Prepaid expenses and other current assets	24,507	22,229
Prepaid income taxes	4,244	2,561
Total current assets	226,166	179,123
Property and equipment, net	77,669	103,516
Operating lease right-of-use assets	140,651	162,444
Deposits and other noncurrent assets	18,935	14,783
Deferred tax assets	16,620	8,681
Intangible asset	8,400	8,400
Total assets	$488,441	$476,947
Liabilities and stockholders' deficit
Current liabilities:
Accounts payable	$72,378	$46,183
Accrued and other current liabilities	125,743	107,750
Operating lease liabilities	40,505	42,760
Borrowings under credit facility	—	7,270
Current portion of term loan	16,144	16,144
Due to related parties	8,362	9,329
Income taxes payable	—	2,671
Total current liabilities	263,132	232,107
Noncurrent operating lease liabilities	134,481	155,825
Term loan	272,409	288,553
Deferred compensation	3,913	5,474
Other noncurrent liabilities	5,595	6,705
Total liabilities	679,530	688,664
Stockholders' deficit:
Preferred shares: $0.01 par value; 5,000,000 shares authorized; zero shares issued and outstanding at February 1, 2025 and February 3, 2024	—	—
Common shares: $0.01 par value; 1,000,000,000 shares authorized; 104,859,266 shares issued and outstanding at February 1, 2025; 104,204,554 shares issued and outstanding at February 3, 2024	1,049	1,043
Additional paid-in capital	140,029	135,140
Accumulated deficit	(331,269)	(347,587)
Accumulated other comprehensive loss	(898)	(313)
Total stockholders' deficit	(191,089)	(211,717)
Total liabilities and stockholders' deficit	$488,441	$476,947

TORRID HOLDINGS INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
(In thousands)

	Fiscal Year Ended
	February 1, 2025	February 3, 2024	January 28, 2023
OPERATING ACTIVITIES
Net income	$16,318	$11,619	$50,209
Adjustments to reconcile net income to net cash provided by operating activities:
Write down of inventory	1,779	4,577	2,297
Operating right-of-use assets amortization	40,574	41,366	41,839
Depreciation and other amortization	37,239	38,002	37,592
Share-based compensation	7,634	8,042	9,980
Deferred taxes	(7,939)	(5,670)	1,863
Other	(1,092)	(2,436)	(1,209)
Changes in operating assets and liabilities:
Inventory	(7,615)	33,182	(12,028)
Prepaid expenses and other current assets	(2,278)	(2,179)	(5,364)
Prepaid income taxes	(1,683)	(480)	4,264
Deposits and other noncurrent assets	(4,314)	(6,296)	(1,712)
Accounts payable	26,999	(30,293)	(1,241)
Accrued and other current liabilities	18,148	(1,721)	(29,659)
Operating lease liabilities	(40,352)	(43,532)	(42,912)
Other noncurrent liabilities	(829)	(1,897)	3,900
Deferred compensation	(1,561)	1,228	(2,627)
Due to related parties	(967)	(3,412)	(1,881)
Income taxes payable	(2,671)	2,671	—
Net cash provided by operating activities	77,390	42,771	53,311
INVESTING ACTIVITIES
Purchases of property and equipment	(14,392)	(26,002)	(23,369)
Net cash used in investing activities	(14,392)	(26,002)	(23,369)
FINANCING ACTIVITIES
Proceeds from revolving credit facility	62,780	592,775	832,635
Payments on revolving credit facility	(70,050)	(593,885)	(824,255)
Principal payments on the Amended Term Loan Credit Agreement	(17,500)	(17,500)	(21,875)
Proceeds from issuances under share-based compensation plans	1,044	399	746
Withholding tax payments related to vesting of restricted stock units and awards and exercise of non qualified stock options	(774)	(306)	(668)
Repurchases and retirement of common stock	—	—	(31,700)
Net cash used in financing activities	(24,500)	(18,517)	(45,117)
Effect of foreign currency exchange rate changes on cash, cash equivalents and restricted cash	(1,710)	(53)	(177)
Increase (decrease) in cash, cash equivalents and restricted cash	36,788	(1,801)	(15,352)
Cash, cash equivalents and restricted cash at beginning of period	12,134	13,935	29,287
Cash, cash equivalents and restricted cash at end of period	$48,922	$12,134	$13,935
SUPPLEMENTAL INFORMATION
Cash paid during the period for interest related to the revolving credit facility and term loan	$35,077	$34,195	$29,564
Cash paid during the period for income taxes	$17,765	$11,154	$15,601
SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING AND FINANCING ACTIVITIES
Property and equipment purchases included in accounts payable and accrued liabilities	$1,367	$4,524	$3,959

Non-GAAP Reconciliation
The following table provides a reconciliation of Net (loss) income to Adjusted EBITDA for the periods presented (dollars in thousands):

	Three Months Ended		Twelve Months Ended
	February 1, 2025	February 3, 2024	February 1, 2025	February 3, 2024
Net (loss) income	$(2,988)	$(4,070)	$16,318	$11,619
Interest expense	8,330	10,372	35,633	39,203
Interest income, net of other expense (income)	348	(328)	(28)	(90)
(Benefit from) provision for income taxes	(2,240)	(1,959)	5,285	6,416
Depreciation and amortization(A)	9,017	9,381	35,721	36,484
Share-based compensation(B)	3,103	2,061	7,634	8,042
Non-cash deductions and charges(C)	168	462	347	816
Other expenses(D)	979	509	8,210	3,729
Adjusted EBITDA	$16,717	$16,428	$109,120	$106,219

(A) Depreciation and amortization excludes amortization of debt issuance costs and original issue discount that are reflected in interest expense.
(B) Share-based compensation for the quarter and year ended February 1, 2025 includes $1.8 million and $3.0 million, respectively, for awards that will be settled in cash as they are accounted for as share-based compensation in accordance with ASC 718, Compensation—Stock Compensation, similar to awards settled in shares.
(C) Noncash deductions and charges includes losses on property and equipment disposals and the net impact of noncash rent expense.
(D) Other expenses include severance costs for certain key management positions, certain transaction and litigation fees (including certain settlement costs), and the reimbursement of certain management expenses, primarily for travel, incurred by Sycamore on our behalf, which are not considered to be part of our core business.